UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2011

ATRINSIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 7th Avenue, 10th Floor, New York, NY 10018
(Address of Principal Executive Offices/Zip Code)

(212) 716-1977
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 28, 2011, Atrinsic, Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with Mkono Media Corp., a British Columbia corporation (“Mkono”).  Pursuant to the Agreement, Mkono agrees to purchase from the Company certain short codes, domain names, trademarks and databases used in the Company’s subscription businesses.  The purchase price for the assets is $615,000 and is payable to the Company in cash at the closing.  The transaction is scheduled to close on January 6, 2011, or such other date as the parties mutually agree, subject to the satisfaction of various customary closing conditions, including obtaining the requisite consent of the holders of its Secured Convertible Promissory Notes issued on May 31, 2011 (the “Notes”).  Please see the Company’s Current Reports on Form 8-K filed on June 1, 2011 and October 28, 2011 with the Securities and Exchange Commission for further information on the Company’s outstanding debt obligations.

Item 1.02             Termination of a Material Definitive Agreement

The following agreements with Brilliant Digital Entertainment, Inc. (“Brilliant Digital”) were terminated pursuant to notices received from Brilliant Digital which allege various events of default under the agreements by the Company:

•	Master Services Agreement by and between the Company and Brilliant Digital, dated March 26, 2010, as amended. (terminated effective as of December 28, 2011)
•	Marketing Services Agreement by and between the Company and Brilliant Digital, dated March 26, 2010, as amended. (terminated effective as of December 28, 2011)
•	Asset Purchase Agreement by and among the Company, Brilliant Digital and Altnet, Inc. dated October 13, 2010, as amended. (terminated effective as of December 13, 2011)

The Marketing Services Agreement and the Master Services Agreement relate to the operation and marketing of the Kazaa digital music service, which was jointly operated by the Company and Brilliant Digital.  The Asset Purchase Agreement provided the terms for the purchase from Brilliant Digital of its assets that related to the Kazaa business.

In addition to being party to the above agreements with Brilliant Digital, Brilliant Digital is a significant owner of the Company’s common stock and also purchased Notes in the original aggregate principal amount of $2,200,000 in the Company’s May 2011 financing.

Item 8.01             Other Information

On May 31, 2011, the Company sold to investors (the “Buyers”) Notes in the original aggregate principal amount of $5,813,500, which Notes are convertible into shares of the Company’s common stock.  The Notes are convertible at the lower of the conversion price then in effect (which is initially $2.90) or 85% of the arithmetic average of the three lowest closing bid prices of the Company’s common stock during the 20 trading day period prior to the applicable conversion date, which was $0.01303 as of December 27, 2011.

As of the close of business on December 27, 2011, the Buyers have been issued an aggregate of 10,918,477 shares of the Company’s common stock in connection with the conversion of their Notes and the Company at such time had 17,442,687 shares issued and outstanding, which excludes 681,509 shares held in treasury.  The Company is authorized to issue up to an aggregate of 100,000,000 shares of common stock, and anticipates that substantially all authorized but unissued shares will be issued to the Buyers to partially pay down their Notes in accordance with their terms.

Item 9.01 Financial Statement and Exhibits.

(d)  Exhibits.

10.1	Asset Purchase Agreement by and between Atrinsic, Inc. and Mkono Media Corp. dated as of December 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atrinsic, Inc.

Date: December 29, 2011	By:	/s/ Nathan Fong
Nathan Fong
Chief Financial Officer

Exhibit Number	Description

10.1	Asset Purchase Agreement by and between Atrinsic, Inc. and Mkono Media Corp. dated as of December 28, 2011.